Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-138763 of Ethan Allen Interiors Inc. on Form S-8 of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of The Ethan Allen Retirement Savings Plan for the year ended December 31, 2022.

/s/ CohnReznick LLP

Hartford, Connecticut

June 26, 2023